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           [SUTHERLAND ASBILL & BRENNAN LLP]

STEPHEN E. ROTH
DIRECT LINE: 202.383.0158
Internet: steve.roth@sablaw.com

                                                  April 22, 2005



EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

    Re:   EquiTrust Life Variable Account II
          (File No. 333-62221)
          ----------------------------------

Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 11 to the Registration Statement on Form N-6 for EquiTrust Life Variable Account II (File No. 333-62221). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP



                                        By:  /s/ Stephen E. Roth
                                             -------------------
                                                 Stephen E. Roth